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                                                                    Exhibit 99.2

                               CAMBREX CORPORATION
                   2000 EMPLOYEE PERFORMANCE STOCK OPTION PLAN


1.  PURPOSE

       The Plan is intended to expand and improve the profitability and prosperity of Cambrex Corporation for the benefit of its Stockholders by permitting the Corporation to grant primarily to its key Non-Executive Employees Options to purchase shares of the Corporation's Stock. These awards are intended to provide additional incentive to such key personnel by offering them a greater stake in the Corporation's continued success. The Plan is also intended as a means of reinforcing the commonality of interest between the Corporation's stockholders and its key Employees, and as an aid in attracting and retaining key Employees of outstanding abilities and specialized skills.


2.  DEFINITIONS

          For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

                  (a) "Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant which specifies the terms and conditions of an Award granted to such Participant.

                  (b) "Award" shall mean a Stock Option granted to a Participant.

                  (c) "Beneficiary" shall mean the person or persons who shall receive, if the Participant dies, any Option exercise rights.

                  (d) "Board" shall mean the Board of Directors of the Corporation.

                  (e) "Change in Control" shall mean the occurrence of any of the following events:

         (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") but excluding for this purpose the Corporation or its subsidiaries or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either the then outstanding shares of Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

         (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any person
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         becoming a member of the Board subsequent to the date hereof whose election or nomination for election by the Corporation's stockholders (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered a member of the Incumbent Board; or

         (iii) approval by the stockholders of the Corporation of either a reorganization, or merger, or consolidation, with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities, or a liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation; or

         (iv) any other event or series of events which is determined by a majority of the Incumbent Board to constitute a Change of Control for the purposes of the Plan.

                  (f) "Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee.

                  (g) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

                  (h) "Committee" shall mean the Compensation Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board with respect to awards to employees. Each member of the Committee, while serving as such, shall also be a member of the Board, and shall be both an outside director within the meaning of
Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act .

                  (i) "Common Stock" shall mean the Class A Common Stock of the Corporation having a par value of $0.10 per share.

                  (j) "Corporation" shall mean Cambrex Corporation, a Delaware corporation.

                  (k) "Employee" shall mean any person who is employed on a full time basis by the Corporation or any Subsidiary, and who is compensated, at least in part, on a regular salary basis.

                  (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (m) "Executive Officer" shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.
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                  (n) "Exercise Price" shall mean the price for which a
Participant may exercise his Stock Option to purchase a stated number of shares of Common Stock, established pursuant to Paragraph 6 of the Plan.

                  (o) "Fair Market Value" shall mean with respect to any given day, the average of the mean between the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

                  (p) "Non-Executive" Employee shall mean any Employee of the Corporation or a Subsidiary Corporation who is not an Executive Officer of such entity.

                  (q) "Participant" shall mean an Employee who is granted an Award under the Plan.

                  (r) "Plan" shall mean the Cambrex Corporation 2000 Employee Performance Stock Option Plan as set forth herein and as amended from time to time.

                  (s) "Stock Option" or "Option" shall mean a right, including a Nonqualified Stock Option which does not meet the requirements of Section 422 of the Code, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in an Agreement and the Plan. Also included in this definition are any other forms of tax "qualified" stock options which may be incorporated and defined in the Code as it may from time to time be amended.

                  (t) "Subsidiary Corporation" or "Subsidiary" shall mean any corporation which is a subsidiary corporation of the Corporation as defined in
Section 424(f) of the Code.


3.  ADMINISTRATION

                  (a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

                  (b) The determination of those Employees eligible to receive Awards, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.
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4. COMMON STOCK LIMITS

         The total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 500,000 shares, subject to adjustment in accordance with Paragraph 9 of the Plan. No Participant shall be granted Options to purchase more than 100,000 shares of Common Stock in any twelve month period. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued or reacquired shares of Common Stock. If any Option granted under the Plan shall expire or terminate without having been exercised, the shares subject to such Option shall be available for use under the Plan.


5.  ELIGIBILITY FOR PARTICIPATION

Consistent with Plan objectives, all Employees of the Corporation and its Subsidiary Corporations shall be eligible to receive Awards under the Plan, provided that within the three (3) year period following the date of adoption of the Plan a majority of the shares covered by Awards shall be granted to Non-Executive Employees.


6.  STOCK OPTIONS - TERMS AND CONDITIONS

         All Stock Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

                  (a) Price: The Exercise Price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of Award.

                  (b) Period: Except as provided in Paragraph 6(f) below, the Committee may establish the term of any Option awarded under the Plan, provided, however, that an Option shall expire no later than ten (10) years from the date of Award.

                  (c) Time of Exercise: Subject to the provisions of Paragraph 10 below, the Committee shall establish installment exercise terms in Awards to Employees based on the Company's publicly traded share price, and may establish installment exercise terms based on the passage of time or otherwise, such that the Option becomes fully exercisable in a series of cumulating portions. The Committee may also establish other conditions of exercise as it shall determine and may accelerate the exercisability of any Option granted to an Employee under the Plan.

                  (d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full price of the shares being exercised. Payment may be made:
(i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) through the delivery of shares of Common Stock which have been held by a Participant for at least six months with a value equal to
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the Option Price, provided that the use by an Employee of previously acquired shares shall be subject to the approval of the Committee, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant.

                  (e) Proceeds on Exercise: The proceeds of the sale of the Common Stock subject to Option are to be added to the general funds of the Corporation and used for its corporate purposes.

                  (f) Deferral on Exercise: If the Corporation maintains an appropriate deferred compensation plan available for such purpose, the Committee, in its discretion, may permit a Participant eligible to participate in such plan to elect to defer the receipt of Common Stock which would otherwise be issued upon the exercise of Options as provided in such deferred plan.


7.  TERMINATION OF EMPLOYMENT

                  (a) In the event a Participant shall cease to be employed by the Corporation or any Subsidiary while he is holding one or more Options, each outstanding Option, or any portion thereof, which is exercisable on the date of such termination shall expire at the earlier of the expiration of its term or the following:

                           (i) one year after termination due to normal
retirement, late retirement or earlier retirement with Committee consent, under a formal plan or policy of the Corporation;

                           (ii) one year after termination due to disability
within the meaning of Section 22(e)(3) of the Code as determined by the Committee;

                           (iii) one year after the Participant's death; or

                           (iv) coincident with the date of termination if due
to any other reason, except as and to the extent that the Committee may determine otherwise. In the event of death within the up to three month or one year period set forth in clause (i) above, as appropriate, after normal or early retirement while any portion of the Option remains exercisable, the Committee in its discretion may provide for an extension of the exercise period of up to one year after the Participant's death but not beyond the expiration of the term of the Option.

                  (b) For the purposes of this paragraph 7, it shall not be considered a termination of employment when a Participant is placed by the Corporation or any Subsidiary on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant. In the case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or
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the date when the Participant's right to reemployment with the Corporation or such Subsidiary shall no longer be guaranteed either by statute or contract.

Unless otherwise determined by the Committee, any portion of an Option held by a Participant that is not exercisable on the date such Participant's employment terminates shall expire as of such termination date.


8.  ADJUSTMENTS

         In the event that a stock dividend, stock split or other subdivision, recapitalization, reorganization, merger, consolidation or change in the shares of Common Stock, extraordinary cash dividend, spin-off or other similar event affects the Common Stock, then if the Committee shall determine in its sole discretion that such change equitably requires an adjustment in the number or kind of shares which may be awarded under the Plan or in the number or kind of shares covered by any outstanding Options, and/or in such Option's Exercise Price, such adjustments shall be made by the Committee and shall be conclusive and binding upon eligible Participants and for all purposes of the Plan.


9.  CHANGE IN CONTROL

                  (a) Accelerated Vesting and Payment. Subject to the provisions of Paragraph 9(b) below, in the event of a Change in Control, each Option whether or not currently exercisable shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change of Control Price over the Exercise Price for such Option.

                  (b) Alternative Awards. Notwithstanding Paragraph 9(a), no cancellation and cash settlement shall occur with respect to any Award or class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Award must:

                           (i) be based on stock which is traded on an
established securities market, or which will be so traded within 60 days following the Change of Control;

                           (ii) provide such Participant (or each Participant in
a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award;

                           (iii) have substantially equivalent economic value to
such Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after a Change in Control); and
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                           (iv) have terms and conditions which provide that
following a Change of Control, any conditions on a Participant's rights under, or any restrictions or conditions on transfer or exercisability applicable to each such Award, shall be waived or lapse as the case may be.


10.  AMENDMENT AND TERMINATION OF PLAN

                  (a) The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation.

                  (b) No amendment, suspension or termination of this Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award theretofore granted to her or him under the Plan.

                  (c) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.


11.  GOVERNMENT AND OTHER REGULATIONS

         The granting of Stock Options under the Plan and the obligation of the Corporation to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.


12.  UNFUNDED PLAN

         The Plan, insofar as it provides for payments, shall be unfunded and the Corporation shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements reflecting grants or Awards under this Plan.


13.  MISCELLANEOUS PROVISIONS

                  (a) Rights to Continued Employment: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any Subsidiary corporation of the Corporation and the Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement.
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                  (b) No Obligation to Exercise Option: The granting of an
Option shall impose no obligation upon the Participant to exercise such Option.

                  (c) Who Shall Exercise: During a Participant's lifetime, Options may be exercised only by the Participant except as provided by the Plan or as otherwise specified by the Committee in the case of Options which are not Incentive Stock Options.

                  (d) Non-Transferability: An award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members or to a charitable trust (collectively, the "Permitted Transferees"), no award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Corporation."

                  (e) Withholding Taxes: The Corporation may require a payment to cover applicable withholding for income and employment taxes in the event of the exercise of a Stock Option. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Corporation withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be equal to the Fair Market Value of the Common Stock, as determined on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Each Election must be made prior to the Tax Date pursuant to such rules as the Committee shall establish. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

                  (f) Plan Expenses: Any expenses of administering this Plan shall be borne by the Corporation.

                  (g) Legal Considerations: The Corporation shall not be required to issue shares of Common Stock under the Plan until all applicable legal, listing or registration requirements, as determined by legal counsel, have been satisfied, including, if necessary, appropriate written representations from Participants.

                  (h) Other Plans: Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

                  (i) No Warranty of Tax Effect: Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for foreign, federal, state or local tax purposes of any Awards.
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                  (j) Construction of Plan: The validity, construction,
interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Delaware.


14.  EFFECTIVE DATES

         This Plan shall become operative and in effect on such date as it shall be approved by the Board of Directors of the Corporation. No Option shall be granted hereunder after the expiration of ten years following the date of adoption of the Plan by the Board of Directors.